Exhibit 99.1

[LOGO OF PHOENIX TECHNOLOGIES]	news release

Contacts: Phoenix Technologies Ltd. Randall Bolten, SVP & CFO 408-570-1000 Investor_Relations@phoenix.com	Sapphire Investor Relations, LLC Erica L. Mannion 408-570-1319 Investor_Relations@phoenix.com

For Immediate Release

Phoenix Technologies Ltd. Reports Third Quarter

Financial Results

SAN JOSE, CA: July 17, 2003 — Phoenix Technologies Ltd. (NASDAQ: PTEC), for more than two decades the company driving the global software standard at the core of hundreds of millions PC systems and connected digital devices, today reported its third quarter financial results.

For the quarter ended June 30, 2003, the Company announced revenue of $20.5 million and a pre-tax loss of $2.9 million. The net loss was $17.2 million, or $0.71 per diluted share. The Company also took a non-cash tax provision of $14.3 million for the third quarter. The shortfall in revenues was due to a decrease in the Company’s traditional PC BIOS revenues. Application, non-PC and related services revenue accounted for 26% of total revenues.

The Company’s cash and short–term investments, as of June 30, were $50.7 million.

“The PC industry experienced another challenging quarter, with worldwide shipments down 5%, sequentially. As a result, Phoenix reported results that were below Street expectations,” said Albert E. Sisto, Chairman, President and CEO. “However, we are focused on creating business growth that is not solely linked to the success of new PC introductions and PC shipments,” continued Sisto. “We are encouraged by growth in revenues outside of our traditional PC business.”

The Company will conduct its regularly scheduled Third Quarter earnings conference call on Thursday, July 17, 2003 at 1:30 p.m. PDT. Interested parties are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available at approximately 2:30 p.m. PDT. The web cast replay will remain available for 15 calendar days following the conference call. An audio replay of the conference call will also be available approximately one hour following the conclusion of the call. The audio replay will be available until midnight July 20 and can be accessed by dialing 888-203-1112 and entering reservation number 659475.

About Phoenix

Founded in 1979, Phoenix Technologies (NASDAQ: PTEC) helped launch the digital revolution when it created the industry’s leading machine-independent BIOS software, which ships in more than 100 million new systems each year. Phoenix continues to leverage that core-level experience to develop many other vital solutions at multiple points in the foundation of PCs and digital devices. Today, Phoenix solutions activate, secure, connect, and recover the world’s best-known systems. These solutions operate from a Core Managed Environment (cME), where they’re built in and protected from viruses, user errors, hackers, and corruption. Phoenix is headquartered in San Jose, Calif. USA (Silicon Valley), with offices in global business and technology centers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed November 25, 2002 and Form 10-Q filed on May 2, 2003.

Phoenix and Phoenix Technologies are registered trademarks of Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2003	September 30, 2002
Assets
Current assets:
Cash and short-term investments	$50,655	$76,312
Accounts receivable, net	20,123	14,612
Other current assets	7,269	7,174

Total current assets	78,047	98,098

Property and equipment, net	7,627	8,212
Computer software costs, net	12,113	14,628
Goodwill and intangible assets, net	13,458	13,600
Other assets	7,453	18,748

Total assets	$118,698	$153,286

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,158	$1,691
Accrued compensation and related liabilities	6,379	7,670
Deferred revenue	4,497	4,180
Income taxes payable	4,906	8,620
Other accrued liabilities	5,222	4,442

Total current liabilities	23,162	26,603

Long-term obligations	1,305	726

Total liabilities	24,467	27,329

Stockholders’ equity:
Preferred stock	—	—
Common stock	31	31
Additional paid-in capital	178,954	177,801
Retained earnings	7,924	30,998
Accumulated other comprehensive loss	(2,235)	(2,127)
Less: Cost of treasury stock	(90,443)	(80,746)

Total stockholders’ equity	94,231	125,957

Total liabilities and stockholders’ equity	$118,698	$153,286

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2003	2002	2003	2002
Revenues	$20,535	$27,269	$64,146	$77,739
Cost of revenues	4,451	3,566	13,172	10,085

Gross margin	16,084	23,703	50,974	67,654

Operating expenses:
Research and development	6,682	7,681	20,884	22,682
Sales and marketing	8,411	8,823	25,377	25,481
General and administrative	4,069	3,493	10,835	10,671
Amortization of goodwill and acquired intangible assets	18	379	53	1,737
Stock-based compensation	61	(45)	192	343
Restructuring and related charges	—	—	6,014	3,925

Total operating expenses	19,241	20,331	63,355	64,839

Operating income (loss) from continuing operations	(3,157)	3,372	(12,381)	2,815

Interest and other income, net	232	59	454	114

Income (loss) from continuing operations before income taxes	(2,925)	3,431	(11,927)	2,929

Income tax expense (benefit) from continuing operations	14,298	1,140	11,147	913

Income (loss) from continuing operations	(17,223)	2,291	(23,074)	2,016

Discontinued operations:
Loss from inSilicon, net of income taxes	—	(1,725)	—	(5,660)

Net income (loss)	$(17,223)	$566	$(23,074)	$(3,644)

Earnings (loss) per share:
Basic
Income (loss) from continuing operations	$(0.71)	$0.09	$(0.94)	$0.08
Discontinued operations	$—	$(0.07)	$—	$(0.22)

Net income (loss)	$(0.71)	$0.02	$(0.94)	$(0.14)

Diluted
Income (loss) from continuing operations	$(0.71)	$0.09	$(0.94)	$0.08
Discontinued operations	$—	$(0.06)	$—	$(0.22)

Net income (loss)	$(0.71)	$0.02	$(0.94)	$(0.14)

Shares used in earnings (loss) per share calculation:
Basic	24,233	26,097	24,538	25,702
Diluted	24,233	26,817	24,538	25,702

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended June 30,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$(23,074)	$(3,644)
Reconciliation to net cash provided by (used in) operating activities:
Net income (loss) from discontinuing operations	—	5,660
Depreciation and amortization	6,059	7,724
Stock-based compensation	193	343
Gain from sale of investment	—	(161)
Deferred income tax	12,189	—

Change in operating assets and liabilities:
Accounts receivable	(5,511)	(4,703)
Receivables from affiliates	—	(831)
Other assets	(494)	(4,322)
Accounts payable	467	(1,163)
Accrued compensation and related liabilities	(1,291)	1,062
Deferred revenue	317	2,555
Income taxes	(4,120)	(587)
Other accrued liabilities	1,477	181

Net cash provided by (used in) operating activities—continuing operations	(13,788)	2,114
Net cash provided by (used in) operating activities—discontinuing operations	—	(3,998)

Net cash provided by (used in) operating activities	(13,788)	(1,884)

Cash flows from investing activities:
Proceeds from sale of investments	294,389	76,535
Purchases of investments	(268,525)	(84,895)
Purchases of property and equipment	(3,024)	(2,821)
Acquisition of businesses, net of cash acquired	—	(7,353)

Net cash provided by (used in) investing activities—continuing operations	22,840	(18,534)
Net cash provided by (used in) investing activities—discontinuing operations	—	(817)

Net cash provided by (used in) investing activities	22,840	(19,351)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	960	5,560
Repurchase of common stock	(9,697)	(1,006)

Net cash provided by (used in) financing activities—continuing operations	(8,737)	4,554
Net cash provided by (used in) financing activities—discontinuing operations	—	397

Net cash provided by (used in) financing activities	(8,737)	4,951

Effect of exchange rate changes on cash and cash equivalents	(108)	407

Net increase (decrease) in cash and cash equivalents	207	(15,877)
Change in cash and cash equivalents, discontinued operations	—	4,166
Cash and cash equivalents at beginning of period	25,156	30,044

Cash and cash equivalents at end of period	$25,363	$18,333